UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2024
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

200 Parker Dr., Suite C100A, Austin, Texas 78728
(Address of principal executive offices, including zip code)

(408)-941-7100
Registrant’s telephone number, including area code
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVNW	NASDAQ Stock Market LLC
Preferred Share Purchase Rights		NASDAQ Stock Market LLC

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreements

On April 15, 2024, Aviat U.S., Inc., a Delaware corporation, which is a wholly owned subsidiary of Aviat Networks, Inc. (the “Company”), entered into employment agreements with Peter Smith, the Company’s President and Chief Executive Officer, David Gray, the Company’s Senior Vice President and Chief Financial Officer, Erin Boase, the Company’s General Counsel and Vice President, Legal Affairs, and Gary Croke, the Company’s Vice President, Marketing and Product Line Management, (each an “Employment Agreement” and collectively, the “Employment Agreements”), which became effective on April 15, 2024 (the “Effective Date”). Each of Messrs. Smith, Gray, Croke, and Ms. Boase are collectively referred to in this section as an “Executive” or collectively as the “Executives.” The Company entered into the Employment Agreements to provide for consistency in the employment arrangements between the Executives, which resulted in Amended and Restated Employment Agreements for Mr. Smith and Mr. Gray and the entry into an original employment agreement for Mr. Croke and Ms. Boase.
The original term of the Employment Agreements is from the Effective Date until the one year anniversary of that date, subject to automatic extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given by either the Company or the Executive. The Company may terminate the Executives employment with or without Cause (as defined below) at any time.
This description of the Employment Agreements is qualified in its entirety by the final terms of the Employment Agreements, a form of which is expected to be filed with the Company’s next Current Report on Form 10-Q. The Employment Agreements provide for the following:
•An annual base salary of $650,000 for Mr. Smith, $364,208.26 for Mr. Gray, $318,000.02 for Ms. Boase, and $259,998.18 for Mr. Croke.
•The Executives will be eligible to participate in the Company’s Annual Incentive Plan with a target annual bonus of 142% of base salary for Mr. Smith, 50% of base salary for Mr. Gray, and 40% of base salary for Ms. Boase and Mr. Croke, based upon achievement of the same performance objectives, floors, and caps determined by the Board of Directors of the Company (the “Board”) for the Annual Incentive Plan for executives generally; provided, however, that Mr. Smith’s, Mr. Gray’s Ms. Boase’s, and Mr. Croke’s target annual bonus for 2024 shall have a target value of not less than $923,000, $182,104.13, $127,200.01, and $103,999.27 respectively.
•The Executives will be eligible to participate in the Company’s Long-Term Incentive Program with a target award value of 354% of base salary for Mr. Smith, 50% of base salary for Mr. Gray, and 40% of base salary for Ms. Boase and Mr. Croke, as determined by the Board.
•In the event that the Executive’s employment terminates due to non-renewal of the Employment Agreement, the Executive will not be entitled to any compensation or benefits from the Company other than those earned through the date of termination of employment.
•If the Executive’s employment is terminated by the Company without Cause or due to the Executive’s death or Disability (each term as defined below), or if the Executive resigns from employment with the Company for Good Reason (collectively, a “Qualifying Termination”), the Executive will be entitled to the following severance benefits as long as the Executive signs a general release in favor of the Company:
◦a lump sum payment equal to the product of (i) 1.0 (or, in the case of Mr. Smith, 1.5) and (ii) the sum of the Executive’s base salary and Executive’s prorated target annual bonus as of the termination date, each as in effect on the date of the Qualifying Termination; and
◦payment of premiums necessary to continue group health insurance under COBRA for the Executive and the Executive’s spouse and eligible dependents for a period of up to 12 months following the Qualifying Termination.
•If, within the three (3) months preceding or the twelve (12) months following any “change in control” (as defined below), the Executive experiences a Qualifying Termination (a “CIC Termination”) and signs a general release of claims in favor of the Company, the Executive will be entitled to the following severance benefits and payments:
◦a lump sum payment equal to the product of (i) 1.0 (or, in the case of Mr. Smith, 1.5) and (ii) the sum of the Executive's base salary and the Executive’s target annual bonus, each as in effect on the date of the CIC Termination;
◦all of the Executive’s outstanding equity awards will fully vest (with performance awards vesting based on actual performance (if determinable) or target); and
◦payment of premiums necessary to continue group health insurance under COBRA for the Executive and the Executive’s spouse and eligible dependents for a period of up to 18 months following the CIC Termination.
The Employment Agreements also contain a non-compete covenant generally prohibiting the Executive from providing services to a competitor or soliciting employees or business contacts for 12 months following the Executive’s termination of employment for any reason. In addition, the Employment Agreements mandate that the Executive’s confidentiality obligations continue even after the Executive’s termination of employment.
For purposes of the Employment Agreements, the following terms generally have the following meanings:
“Cause” generally means the respective Executive’s (i) material breach of any policy established by the Company or any of its affiliates, including but not limited to policies regarding bribery and harassment and any other policies applicable to the Executive, (ii) engaging in acts of disloyalty to the Company or its affiliates, including fraud, embezzlement, theft, commission of a felony, or proven dishonesty, or (iii) willful misconduct in the performance of, or willful failure to perform a material function of, the Executive’s duties under their respective employment agreement.
“Change in Control” generally means the occurrence of one or more of the following transactions: (i) the sale or disposal by the Company of all or substantially all of its assets to any person other than an affiliate of the Company, (ii) the merger or consolidation of the Company with or into another partnership, corporation, or other entity, other than a merger or consolidation in which the equity holders in the Company immediately prior to such transaction retain a greater than 50% equity interest in the surviving entity, or (iii) the acquisitions by any person or group (as defined in Section 13d(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of the beneficial ownership (as defined in Section 13d(d)(3) of the Exchange Act) of more than 50% of the equity of the Company entitled to vote in the election of the Company’s directors (or the persons performing the functions of directors).
“Disability” generally means the executive is unable to perform the essential functions of the executive’s position, with reasonable accommodation (if applicable), due to an illness, physical or mental impairment, or other incapacity that continues for a period in excess of 90 days, whether consecutive or not, in any period of 365 consecutive days.
“Good Reason” generally means (i) a material diminution in the respective Executive’s authority, duties, title or responsibilities, Executive’s base salary, target annual bonus, or target annual long-term incentive award, (ii) the relocation of the geographic location of Executive’s principal place of employment by more than 100 miles from the location of Executive’s principal place of employment as of the effective date, or (iii) the Company’s delivery of a written notice of non-renewal of the employment agreement to the Executive.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

Date: April 18, 2024	By:	/s/ David M. Gray
		Name:	David M. Gray
		Title:	Senior Vice President and Chief Financial Officer